Exhibit 3.2
Corporations Canada         Corporations Canada 2016-04-04                    C. D. Howe Building            Édifice C.D. Howe                             235 Queen Street            235, rue Queen                         Ottawa, Ontario K1A 0H5        Ottawa (Ontario) K1A 0H5

TORYS LLP                    Corporation Number:
SHANNON LEWIS                 Numéro de société :             960553-3
4600 EIGHTH AVENUE PLACE EAST
525-8TH AVENUE SW                Request Received:
CALGARY AB T2P 1G1                Date de réception de la demande :        2016-03-24
Canada                         Request ID:                         Numéro de la demande :            8762691                                                                                     Your Reference:                         Votre référence :

Please find enclosed the Certificate of
Amalgamation issued under the Canada Business Corporations Act (CBCA) and related documents for Novelis Inc. Please ensure that these documents are kept with the corporate records.

Vous trouverez ci-joint le certificat de fusion ainsi que les documents connexes émis en vertu de la Loi canadienne sur les sociétés par actions (LCSA) relativement à Novelis Inc. Veuillez vous assurer de les conserver avec les livres de la société.

Note: It is mandatory for certain legal elements to be written with a period (Ltd., Inc., Corp. and S.A.R.F.). If the articles you submitted did not include the period, it has been added and is reflected in the attached certificate.

Note : Certains éléments juridiques s'écrivent
obligatoirement avec un point (Ltd., Inc., Corp. et S.A.R.F.). Si le point n'était pas inclus dans les statuts que vous avez soumis, il a été ajouté et il apparaît dans le certificat ci-joint.

The issuance of this certificate will be listed in Corporations Canada's online Monthly Transactions report. You can access the report on the Corporations Canada website.	L'émission de ce certificat sera rapportée dans notre prochain rapport mensuel de transactions. Vous pouvez consulter le rapport dans le site Web de Corporations Canada.
Please ensure that the corporation is aware of its ongoing reporting obligations by referring to the pamphlet, Keeping Your Corporation in Good Standing (enclosed or available on our website).
Veuillez vous assurer que la société est informée de ses obligations de déclaration. Vous pouvez consulter la brochure Maintenir votre société en conformité, cijointe ou disponible en ligne, pour connaître les obligations de déclaration de la société.

Also enclosed is additional information about protecting a corporate name.	De plus vous trouverez ci-joint de l'information concernant la protection de la dénomination sociale.
If you require additional information, please contact Corporations Canada.	Si vous avez besoin de plus d'information, veuillez communiquer avec Corporations Canada.

Corporations Canada         Corporations Canada
2016-04-04                    C. D. Howe Building            Édifice C.D. Howe                             235 Queen Street            235, rue Queen                         Ottawa, Ontario K1A 0H5        Ottawa (Ontario) K1A 0H5

Corporation Information Sheet        Fiche de renseignements
concernant la société
Canada Business Corporations Act (CBCA)     Loi canadienne sur les sociétés par actions (LCSA)

Novelis Inc.

Corporation Number              960553-3                   Numéro de société

Corporation Key                                 Clé de société
Required for changes of         25493168     Requise pour mettre à jour en ligne l’adresse du siège
address or directors online                     social ou l’information concernant les administrateurs

Anniversary Date             03-31                  Date anniversaire
Required to file annual return              (mm-dd/mm-jj)          Requise pour le dépôt du rapport annuel

Annual Return Filing Period 03-31to/au 05-30 Période pour déposer le rapport annuel
Starting in 2017             (mm-dd/mm-jj)                      Débutant en 2017

Reporting Obligations

A corporation can be dissolved if it defaults in filing a document required by the CBCA. To understand the corporation's reporting obligations, consult Keeping Your Corporation in Good Standing (enclosed or available on our website).

Obligations de declaration

Une société peut être dissoute si elle omet de déposer un
document requis par la LCSA. Pour connaître les obligations de
déclaration de la société veuillez consulter Maintenir votre société en conformité, ci-jointe ou disponible dans notre site Web.

Corporate Name

Where a name has been approved, be aware that the corporation assumes full responsibility for any risk of confusion with existing business names and trademarks (including those set out in the Nuans search report). The corporation may be required to change its name in the event that representations are made to Corporations Canada and it is established that confusion is likely to occur. Also note that any name granted is subject to the laws of the jurisdiction where the corporation carries on business. For additional information, consult Protecting Your Corporate Name (enclosed or available on our website).

Dénomination sociale

En dépit du fait que Corporations Canada ait approuvé la
dénomination sociale, il faut savoir que la société assume toute responsabilité de risque de confusion avec toutes dénominations commerciales, marques de commerce existantes (y compris celles qui sont citées dans le rapport de recherche Nuans). La société devra peut-être changer sa dénomination advenant le cas où des représentations soient faites auprès de Corporations Canada établissant qu'il existe une probabilité de confusion. Il faut aussi noter que toute dénomination octroyée est assujettie aux lois de l'autorité législative où la société mène ses activités. Pour obtenir de l'information supplémentaire, veuillez consulter le document Protection de la dénomination sociale ci-joint ou disponible dans notre site Web.

Certificate of Amalgamation        Certificat de fusion

Canada Business Corporations Act          Loi canadienne sur les sociétés par actions

Novelis Inc.

Corporate name / Dénomination sociale

960553-3

Corporation number / Numéro de société

I HEREBY CERTIFY that the above-named
corporation resulted from an amalgamation,
under section 185 of the Canada Business
Corporations Act, of the corporations set out in
the attached articles of amalgamation.

JE CERTIFIE que la société susmentionnée est issue d'une fusion, en vertu de l'article 185 de la Loi canadienne sur les sociétés par actions, des sociétés dont les dénominations apparaissent dans les statuts de fusion ci-joints.

Virginie Ethier

Director / Directeur

2016-03-31

Date of Amalgamation (YYYY-MM-DD)
Date de fusion (AAAA-MM-JJ)

Industry Canada
Canada Business Corporations Act

ARTICLES OF AMALGAMATION
FORM 9

1. Corporate name of the amalgamated corporation:

Novelis Inc.

2. The province or territory in Canada where the registered office is situated:

Ontario

3.    The classes and any maximum number of shares that the corporation is authorized to issue:

Unlimited number of common shares.

4. Restrictions, if any, on share transfers:

See attached schedule.

5. Minimum and maximum number of directors:

Minimum: 1; Maximum: 10

6. Restrictions, if any, on the business the corporation can carry on:

None

7. Other provisions, if any:

The directors may appoint one or more additional directors, who shall hold office for a term expiring not later than the close of the next annual meeting of the shareholders, but the total number of directors so appointed may not exceed one third of the number of directors elected at the previous annual meeting of shareholders.

8. The amalgamation has been approved pursuant to that section or subsection of the Act which is indicated as follows:

184(1) – Vertical short-form : approved by resolution of directors

9.	Declaration

SCHEDULE

The transfer of securities (other than non-convertible debt securities) of the Corporation shall be restricted in that no securityholder shall be entitled to transfer any such security or securities without either:

(a)	the approval of the directors of the Corporation expressed by a resolution passed at a meeting of the board of directors or by an instrument or instruments in writing signed by a majority of the directors; or

(b)	the approval of the holders of at least a majority of the shares of the Corporation entitling the holders thereof to vote in all circumstances (other than holders of shares who are entitled to vote separately as a class) for the time being outstanding expressed by a resolution passed at a meeting of the holders of such shares or by an instrument or instruments in writing signed by the holders of a majority of such shares.

Schedule “A”
To
FORM 2
INITIAL REGISTERED OFFICE ADDRESS AND FIRST BOARD OF DIRECTORS

NOVELIS INC.

Members of the board of directors:

FIRST AND LAST NAME	ADDRESS	CANADIAN RESIDENT (Y/N)
Birla, Kumar Mangalam	20 Carmichael Road Mangal Adityayan Mumbai 400 026 India	N
Agarwala, Askaran K.	Haveli, Flat No 3, L.D. Ruparel Marg Malabar Hill Mumbai 400 006 India	N
Bhattacharya, Debnarayan	14-A Woodland Peder Road Mumbai 400 026 India	N
Chandran, Clarence J.	4998, 10th Line Erin RR #5 Georgetown, ON L7G 4S8	Y
Stewart, Donald Alexander	1 St. Thomas Street, Apt. 24A Toronto, ON M58 3M5	Y
Pai, Satish	Century Bhavan 3rd Floor Dr. Annie Besant Road Worli, Mumbai 400 030 India	N